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                                                    EXHIBIT 12.1

                                          RATIO OF EARNINGS TO FIXED CHARGES

                                                                                 For the Years Ended December 31,
                                                             ----------------------------------------------------------------------
                                                                1998            1997           1996           1995           1994
                                                             ---------        --------       --------       --------       --------
                                                                                          (In thousands)
Pretax loss from continuing operations.................       $(206,291)      $(168,056)     $(87,986)      $(17,233)      $(1,674)

Add back:
(Losses) earnings from less-than-50.0%-owned persons.              (106)          2,286         4,503          4,327           551
Fixed charges:
  Interest, whether expenses or capitalized, including
    amortization of deferred financing costs...........          56,705          43,994        22,194             30            --
                                                              ---------       ---------      --------       --------       -------

Adjusted loss..........................................        (149,692)       (121,776)      (61,289)       (12,876)       (1,123)
Fixed charges..........................................         (56,705)        (43,994)      (22,194)           (30)           --
                                                              ---------       ---------      --------       --------       -------
Ratio of earnings to fixed charges.....................            --                --            --             --            --
Amount of coverage deficiency..........................       $(206,397)      $(165,770)     $(83,483)      $(12,906)      $(1,123)
                                                              =========       =========      ========       ========       =======



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